EXHIBIT D

NOTICE OF WITHDRAWAL OF TENDER

Regarding Interests in

MORGAN STANLEY INSTITUTIONAL FUND OF HEDGE FUNDS LP

Tendered Pursuant to the Offer to Purchase

Dated October 17, 2003

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF WITHDRAWAL MUST BE

RECEIVED BY MORGAN STANLEY ALTERNATIVE INVESTMENT PARTNERS LP BY,

12:00 MIDNIGHT, NEW YORK TIME, ON MONDAY, DECEMBER 1, 2003, UNLESS THE

OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return Or Deliver To:

Morgan Stanley Alternative Investment Partners LP

One Tower Bridge

100 Front Street, Suite 1100

West Conshohocken, PA 19428-2881

Attn: Robin Coroniti

For additional information:

Phone: (610) 260-7600

Fax:      (212) 507-8307

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its limited partnership interest in Morgan Stanley Institutional Fund of Hedge Funds LP (the “Partnership”), or the tender of a portion of such interests, for purchase by the Partnership that previously was submitted by the undersigned in a Letter of Transmittal dated                         .

Such tender was in the amount of:

☐	The undersigned’s entire limited partnership interest.

☐	A portion of the undersigned’s limited partnership interest expressed as a specific dollar value.

$

☐	That portion of the undersigned’s limited partnership interest in excess of the required minimum balance ($250,000).

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Partnership (or portion of such interest) previously tendered will not be purchased by the Partnership upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory
Date:

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